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                                                             Exhibit 99.(j)(1)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm", "Arrangements to Disclose Portfolio Holdings to Service Providers and Fiduciaries" and "Financial Statements and Reports of Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated August 16, 2005 in this Registration Statement (Form N-1A Nos. 33-47287 and 811-06637) of The UBS Funds.






                                                          ERNST & YOUNG LLP


New York, New York
October 24, 2005